For Immediate Release:
Eagle Broadband Sells Security Monitoring Business to
ASG Security

Sale allows Eagle to Further Increase its Focus on IPTVComplete™ and SatMAX™

HOUSTON, March 2, 2006 (BUSINESS WIRE) -- Eagle Broadband (AMEX: EAG), a leading provider of broadband, Internet protocol (IP) and communications technology and services, announced today that the company entered into an agreement with Alarm Security Group LLC (“ASG”), pursuant to which ASG has purchased substantially all of the assets of D.S.S. Security, Inc., a wholly owned subsidiary of the company, for a purchase price of $1.4 million.

In May, August and November of 2005, Eagle and ASG entered into separate agreements whereby ASG purchased certain security monitoring accounts from the company, and under which ASG was obligated to pay Eagle certain amounts in the future. A portion of the purchase price under the agreement includes the buyout of ASG’s obligations under those previous agreements.

“The security accounts managed by Eagle provide us with increased market density in the Houston market. The acquisition of the entire business unit was a natural next step for us after the accounts purchase,” said ASG’s CEO, Joe Nuccio. “Eagle’s core assets and key members of its direct sales force will be a strong addition to our existing branch operations.”

“During our past shareholder meeting, I mentioned we would consider divesting portions of our business to allow more attention and focus on our IPTVComplete, Set-Top Box and SatMAX product areas going forward,” stated Dave Micek, President and CEO of Eagle Broadband. “This advances our business plan to transition Eagle into becoming a leading IPTV and SatMAX technology and services provider. I’m delighted to have come to a successful agreement with ASG, one of the nation’s top security companies, and that they have offered our security employees an opportunity to work for them.”

About Eagle Broadband

Eagle Broadband is a leading provider of broadband, Internet Protocol (IP) and communications technology and services that create new revenue opportunities for broadband providers and enhance communications for government, military and enterprise customers. Eagle leverages years of proven experience delivering advanced, IP-based broadband services to provide service provider partners with a way to deliver next generation entertainment, communications and security services to their subscribers. The company's product offerings include IPTVComplete™ the fastest, lowest cost way for broadband providers to deliver the most competitive IP video services, the MediaPro line of HDTV-ready IP set-top boxes that enable broadband providers and hotel operators to maximize revenues by delivering state-of-the-art, interactive entertainment services and the SatMAX™ satellite communications system that provides government, military, homeland security and enterprise customers with reliable, non-line-of-sight, voice and data communications from any location on Earth. The company is headquartered in Houston, Texas. For more information, please visit www.eaglebroadband.com or call 281-538-6000.

About ASG Security

ASG Security is headquartered in Beltsville, Maryland, with full-service operations in the Mid-Atlantic/Washington D.C. region and throughout the State of Texas. One of the twenty largest U.S. alarm security companies, ASG is focused on the commercial and residential market segments and serves more than 60,000 subscribers. ASG’s service offerings include video surveillance, access control solutions, fire alarms, and security systems.

EAGG

Forward-looking statements in this release regarding Eagle Broadband, Inc. are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

SOURCE: Eagle Broadband, Inc.

Eagle Broadband, Inc. Brian Morrow, 281-538-6000
bmorrow@eaglebroadband.com
or
CWR & Partners
Ronnie Welch, 508-222-4802
ronnie@cwrpartners.com

For more information about ASG contact:

Robert Ryan, VP, Sales & Marketing
ASG Security Company
12301 Kiln Court, Suite A
Beltsville, MD 20705
301-623-4019
pr@asgsecurity.com
www.asgsecurity.com